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TABLE OF CONTENTS

As Filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KFX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1079971 (I.R.S. Employer Identification No.)

55 Madison Street, Suite 500
Denver, Colorado 80206
(303) 293-2992
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William G. Laughlin
Senior Vice President, General Counsel and Secretary
KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206
(303) 293-2992
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John B. Wills, Esq.
Adam D. Averbach, Esq.
Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, 48th Floor
Denver, Colorado 80202-5626
(303) 825-0800

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $0.001 par value

(1)
An indeterminate aggregate initial offering price or number of shares of common stock is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

KFx Inc.

Common Stock

        We and/or certain selling stockholders may offer and sell shares of our common stock from time to time using this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to consummate a sale of common stock unless accompanied by the applicable prospectus supplement.

        We and/or certain selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling stockholder unless otherwise indicated in any applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Our common stock is listed on the American Stock Exchange under the symbol "KFX."

        Investing in our common stock involves a high degree of risk. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2006.

TABLE OF CONTENTS

Cautionary Statement about Forward-Looking Statements
About this Prospectus
Available Information
Incorporation of Certain Documents by Reference
About KFx Inc.
Use of Proceeds
Risk Factors
Description of Capital Stock
Legal Matters
Experts

        You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. If the description of the offering varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "will," "plan," "predict," "project" and similar terms and phrases, including references to assumptions, in this prospectus and our incorporated documents to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  general economic and industry conditions;

  •
  our history of losses, deficits and negative operating cash flows;

  •
  our substantial capital requirements and dependence on the sale of our equity securities to provide capital to fund our operations;

  •
  our limited operating history;

  •
  technical and operational problems at K-Fuel facilities;

  •
  uncertain market for our K-Fuel products;

  •
  industry competition;

  •
  environmental and government regulation;

  •
  protection and defense of our intellectual property rights;

  •
  reliance on, and the ability to attract, key personnel;

  •
  inability to implement our acquisition strategy; and

  •
  other factors including those discussed in "Risk Factors" in this prospectus, any applicable prospectus supplement and our incorporated documents.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. Each time common stock is offered, we or the selling stockholders, as applicable, will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference."

        References in this prospectus to "KFx," "we," "us," and "our" are to KFx Inc. and its subsidiaries. The term "you" refers to a prospective investor.

AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it

Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.kfx.com, under "Investor Info—Financial Info." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: www.kfx.com

Information contained on our internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 0-23634). These documents contain important information about us:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  •
  Our Definitive Proxy Statement and Revised Definitive Proxy Statement relating to our Annual Meeting of Stockholders filed with the SEC on Schedule 14A on April 29, 2005;

  •
  The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on July 11, 1994; and

  •
  Our Current Reports on Form 8-K filed with the SEC on January 12, 2005, January 21, 2005, February 7, 2005, February 22, 2005, March 15, 2005, April 14, 2005, October 4, 2005, October 11, 2005, October 13, 2005, October 25, 2005, December 22, 2005 and January 31, 2006 and our Current Reports on Form 8-K/A filed with the SEC on February 22, 2005 and October 12, 2005.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those "furnished" pursuant to Item 2.02 or Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K or other information "furnished" to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

ABOUT KFX INC.

        KFx Inc. offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Our proprietary K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into a more energy efficient, lower-emission fuel. A co-benefit of the K-Fuel process is the removal of significant amounts of impurities, including mercury, and the reduction of emissions of sulfur dioxide and nitrogen oxide.

        Throughout the United States and internationally, there are abundant reserves of high moisture, low-Btu coals with heat values of less than 9,000 Btus. However, many coal-fired, power generating facilities burn coal that is 11,000 Btus or greater. The K-Fuel process applies heat and pressure to coal with a high water percentage to reduce moisture from approximately 30% in the low-Btu coal to 8% to 12% in the K-Fuel. As a result, the heat value is boosted by 30% to 40%, resulting in its availability for economical use in power generating facilities. Further, the K-Fuel process removes a significant amount of impurities from the low-Btu coal allowing for the power generating industry to comply with increasingly stringent air emission standards and environmental regulations.

        We have substantially completed the construction of our 750,000-ton per year K-Fuel plant and mine project in Wyoming's Powder River Basin, which is our first commercial plant implementing the K-Fuel process. In December 2005, we completed our first two production runs using feedstock coal with less than 8,000 Btus at the 750,000-ton plant. The initial production runs resulted in coal that is approximately 11,000 Btus, with a moisture content of between 8% and 12%, meeting our desired specifications for K-Fuel product. Further, the initial product showed a reduction in mercury of approximately 70% from the feedstock coal.

        We are a party to royalty agreements and license fee agreements whereby KFx and Edward Koppelman, the inventor of the K-Fuel process, are entitled to receive royalty and license fee revenue from each KFx-owned plant and plants owned by third parties who are licensees of the K-Fuel process. For each commercial K-Fuel plant constructed, the plant owner is generally required to pay a royalty of 3% of the selling price per ton of K-Fuel produced and a license fee of $3 per ton of K-Fuel produced based on the annual design capacity of each plant. Mr. Koppelman is entitled to 25% of the royalties and license fees generated at each plant. KFx is entitled to the remaining 75% of royalties and license fees. The royalty to Mr. Koppelman will cease when the cumulative payments to him reach the sum of approximately $75.7 million. Mr. Koppelman passed away in October 1997 and all his rights as discussed above are held by his estate. In his will, Mr. Koppelman bequeathed 50% of his net royalty stream to Theodore Venners, our Chairman and Chief Technology Officer.

        KFx Inc., formed in 1984, is a Delaware corporation and our principal executive offices are located at 55 Madison Street, Suite 500, Denver, Colorado 80206, and our telephone number is (303) 293-2992.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the common stock as set forth in the applicable prospectus supplement. We will not receive any proceeds from any sales by selling stockholders unless otherwise indicated in the applicable prospectus supplement.

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. See "Cautionary Statement about Forward-Looking Statements."

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our certificate of incorporation and bylaws as each is in effect as of the date of this prospectus. We refer you to our certificate of incorporation and bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

        Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, of which 70,505,453 shares were issued and outstanding as of January 30, 2006, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding.

Common Stock

        When issued, the shares of common stock will be fully paid and nonassessable. The common stock is not entitled to any sinking fund, redemption or conversion provisions. The common stock is currently listed on the American Stock Exchange. The transfer agent and registrar for the common stock is Interwest Stock Transfer Agency.

Voting Rights

        Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

Dividends and Other Rights

        Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

        If we liquidate, dissolve or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders.

Anti-Takeover Matters

        Various provisions of the Delaware General Corporate Law and our certificate of incorporation and bylaws may make more difficult the acquisition of control of KFx.

Charter and Bylaw Provisions

        We currently have the following provisions in our certificate of incorporation and bylaws that could be considered to be "anti-takeover" provisions:

  •
  Article 6 in our certificate of incorporation and Section 3 of our bylaws provide for a classified board of directors divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders;

  •
  Article 6 in our certificate of incorporation and Section 4 of our bylaws provide that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors;

  •
  Article 3 in our certificate of incorporation authorizes the board to issue up to 20,000,000 shares of preferred stock without stockholder approval; and

  •
  Section 2 of our bylaws provides that the number of directors may be reduced or increased by action of a majority of the board, but no decrease may shorten the term of an incumbent director.

Business Combinations under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

  •
  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

  •
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

  •
  on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

        A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

        Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value, in one or more series and has the authority to fix the voting, conversion, dividend, redemption, liquidation and other rights, preferences, privileges and qualifications of the preferred stock, all without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, and adversely affect the rights and powers, including voting rights, of such holders. No shares of preferred stock are currently outstanding. When issued, shares of preferred stock will be fully paid and nonassessable.

        Although we have no present intention to issue shares of preferred stock, the issuance of shares of the preferred stock could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some or even a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

LEGAL MATTERS

        In connection with particular offerings of shares of common stock in the future, and if stated in the applicable prospectus supplement, the validity of the shares of common stock may be passed upon for us by Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of KFx Inc. and subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and management's report on the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference in this prospectus and registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and have been so incorporated in reliance upon those reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

SEC Registration Fee	$	*
AMEX Listing Fees		**
Transfer Agent, Trustee and Depositary Fees	$	**
Legal Fees and Expenses	$	**
Printing, Duplicating and Engraving Expenses	$	**
Accounting Fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*
Deferred in reliance upon Rule 456(b) and 457(r).

**
Not available at this time.

Item 15. Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or obtained an improper personal benefit. Article VIII of KFx's certificate of incorporation and Article V of KFx's bylaws both eliminate director liability subject to the restrictions listed in Section 102(b)(7) of the DGCL.

        Section 145 of the DGCL provides for indemnification of officers, directors, employees and agents of a corporation made a party to an action by reason of the fact that the person is or was an officer, director, employee or agent of the corporation. Such individual may be indemnified against expenses actually and reasonably incurred by the person in connection with such action, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification is permitted under subsection (a) or (b) where the officer or director was adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the DGCL further provides that, to the extent an officer or director of a corporation has been successful in the defense of any action, suit or proceeding, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Thus, while indemnification is permissive based on the individual's good faith actions, Section 145 provides that a corporation shall indemnify an officer or director, regardless of good faith, should that individual be successful in an action.

        Article V of KFx's bylaws provides, in conjunction with Section 145 of the DGCL, that, subject to certain limitations, every officer or director who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was an officer or director of KFx, shall be indemnified and held harmless by KFx, to the fullest extent authorized by the DGCL, against expenses reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of such person's heirs, executors, and administrators. Article V provides that KFx may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to KFx of an undertaking, by or on behalf of such officer or director to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article V. Both the DGCL and Article V of KFx's bylaws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have.

        Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by KFx, KFx is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by KFx.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling KFx pursuant to the foregoing provisions, KFx has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16. Exhibits.

        The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Title
1.1	Forms of Underwriting Agreement.*
4.1	Sample Common Stock Certificate (filed as Exhibit 4.1 to the registration statement on Form S-3 filed May 7, 2002).
4.2	Restated Certificate of Incorporation (filed as Exhibit 2.1 to the registration statement on Form 10-SB filed March 1, 1994).
4.3	Certificate of Amendment to Certificate of Incorporation (filed as Exhibit 2.2 to the registration statement on Form 10-SB filed March 1, 1994).
4.4	Second Amended and Restated Bylaws (filed as Exhibit 3.4 to the Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1995).
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C.**
23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1).**
23.2	Consent of Deloitte & Touche LLP.**
24.1	Power of Attorney (included in the signature page).**

*
To be filed by amendment or as an exhibit to a Form 8-K filed by the Registrant in connection with any offering of securities registered hereby.

**
Filed herewith.

Item 17. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on February 1, 2006.

KFX INC.
By:	/s/ KEVIN R. COLLINS Kevin R. Collins Executive Vice President of Finance & Strategy and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

        Each of the undersigned does hereby constitute and appoint Mark S. Sexton and Kevin R. Collins and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her respective capacity as a member of the board of directors or officer of the registrant, to the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in connection therewith, to any and all amendments thereto, including post-effective amendments, to such registration statement, and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2006.

Date: February 1, 2006	/s/ MARK S. SEXTON Mark S. Sexton, Chief Executive Officer and Director (Principal Executive Officer)
Date: February 1, 2006	/s/ KEVIN R. COLLINS Kevin R. Collins, Executive Vice President of Finance & Strategy and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 1, 2006	/s/ THEODORE VENNERS Theodore Venners, Chief Technology Officer and Chairman of the Board of Directors
Date: February 1, 2006	/s/ STANFORD M. ADELSTEIN Stanford M. Adelstein, Director
Date: February 1, 2006	/s/ MANUEL H. JOHNSON Manuel H. Johnson, Director
Date: February 1, 2006	/s/ ROBERT S. KAPLAN Robert S. Kaplan, Director
Date: February 1, 2006	/s/ JOHN V. LOVOI John V. Lovoi, Director
Date: February 1, 2006	/s/ JACK C. PESTER Jack C. Pester, Director
Date: February 1, 2006	/s/ JAMES S. PIGNATELLI James S. Pignatelli, Director
Date: February 1, 2006	/s/ W. GRADY ROSIER W. Grady Rosier, Director
Date: February 1, 2006	/s/ JAMES R. SCHLESINGER James R. Schlesinger, Director
Date: February 1, 2006	/s/ RICHARD S. SPENCER III Richard S. Spencer III, Director